SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)

Filed by the Registrant / /

Filed by a Party other than the Registrant/X/

Check the appropriate box:

         / /      Preliminary Proxy Statement
         / /      Confidential,  for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         /X/      Definitive Proxy Statement
         / /      Definitive Additional Materials
         / /      Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or
                  Section 240.14a-12

                      GLOBAL INDUSTRIAL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 WHX CORPORATION
--------------------------------------------------------------------------------
                   (Name of Persons(s) Filing Proxy Statement)

         Payment of Filing Fee (Check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


         (2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------


         (5)      Total fee paid:
--------------------------------------------------------------------------------


         / /      Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------


       / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

--------------------------------------------------------------------------------


         (2)      Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------


         (3)      Filing Party:

--------------------------------------------------------------------------------


         (4)      Date Filed:

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       OF
                                 WHX CORPORATION

                      ------------------------------------


                       1999 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                      GLOBAL INDUSTRIAL TECHNOLOGIES, INC.
                      ------------------------------------


            PLEASE SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD

         This proxy statement (the "Proxy Statement") and the enclosed BLUE proxy card are being furnished to stockholders of Global Industrial Technologies, Inc., a Delaware corporation (the "Company") by WHX Corporation, a Delaware corporation , and GT Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of WHX Corporation (collectively "WHX") in connection with the solicitation of proxies from the Company's stockholders to be used at the 1999 Annual Meeting of Stockholders of the Company, including any adjournments or postponements thereof and any special meeting which may be called in lieu thereof (the "Annual Meeting"), to take the following actions:
(i) to elect one or more persons (collectively, the "WHX Nominee") to be nominated by WHX for election as Class I Directors to the Board of Directors of the Company ( the "Board"), who are expected, subject to their fiduciary duties, to take all actions as may be necessary to maximize value for the stockholders of the Company; (ii) to approve a non-binding stockholder resolution (the "Classified Board Resolution") urging the Board to take all appropriate steps to eliminate classified director terms unless the classification of the Board is approved by the holders of a majority of the Company's outstanding Shares (as defined herein); and (iii) to approve a non-binding stockholder resolution (the "Poison Pill Resolution") urging the Board to terminate the Company's Rights Agreement (the "Rights Agreement") dated as of October 31, 1995, as amended on February 16, 1998, September 18, 1998 and October 5, 1998 and redeem the Rights (as defined herein) issued thereunder, unless the Rights Agreement is approved by the holders of a majority of the Company's outstanding Shares. As nominees for director, Messrs. Ronald LaBow and Marvin L. Olshan are also deemed to be participants in this proxy solicitation. The principal executive offices of the Company are located at 2121 San Jacinto Street, Suite 2500, Dallas, Texas 75201. This Proxy Statement and the BLUE proxy card are first being furnished to the Company's stockholders on or about February 19, 1999.

         The  Company  has not yet  announced  the record  date for  determining stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date") or the date of the Annual Meeting. In the Company's
Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission (the "Commission") on December 23, 1998, the Company stated that due to the change in the Company's fiscal year-end from October 31 to December 31, the Annual Meeting would need to be held later than March 17, 1999, but a definitive date has not been announced. Stockholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each Share (as defined herein) held on the Record Date. WHX (through its wholly-owned subsidiaries), along with all of the participants in this solicitation, is the beneficial owner of an aggregate of 2,173,800 Shares which represents approximately 9.9% of the Shares outstanding (based on information publicly disclosed by the Company). WHX intends to vote such Shares for the election of the WHX Nominee, for the adoption of the Classified Board Resolution and for the adoption of the Poison Pill Resolution.

         THIS SOLICITATION IS BEING MADE BY WHX AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.

         On December 17, 1998, WHX commenced a tender offer, as set forth in the Offer to Purchase dated December 17, 1998 (the "Offer to Purchase") and the Tender Offer Statement on Schedule 14D-1, filed by WHX with the Commission, of which the Offer to Purchase is an exhibit. The tender offer is for any and all of the outstanding shares of common stock of the Company, par value $.25 per share (the "Shares"), including the Preferred Stock Purchase

Rights (the "Rights") issued pursuant to the Rights Agreement , at a price of $10.50 per Share (including the associated Right), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related letter of transmittal (the "Letter of Transmittal") (which, as amended from time to time, together constitute the "Offer"). The purpose of the Offer and the Proposed Merger (as defined herein) is for WHX to acquire control of, and ultimately the entire equity interest in, the Company. See "Background & Recent Events."

         WHX is soliciting proxies to obtain Board representation as a significant stockholder of the Company and to demonstrate stockholder disapproval of Board actions which discourage acquisition proposals. Currently, as a result of the Company's anti-takeover defenses, WHX is unable to consummate the Offer. The Offer is subject to the following conditions: (i) the Rights having been redeemed by the Board or WHX being satisfied, in its reasonable judgment, that the Rights are invalid or otherwise inapplicable to the Offer (the "Rights Condition"); (ii) WHX being satisfied, in its reasonable judgment, that the Proposed Merger can be consummated without the need for a supermajority vote of the Company's stockholders pursuant to Article VI of the Company's Certificate of Incorporation (the "Supermajority Condition"); (iii) WHX being satisfied, in its reasonable judgment, that the provisions of Section 203 of the Delaware General Corporation Law have been complied with or are invalid or otherwise inapplicable to the Offer and the Proposed Merger (the "Business Combination Condition"); and (iv) the Company not having entered into or effectuated any agreement or transaction with any person or entity (including its stockholders) having the effect of impairing WHX's ability to acquire the Company or otherwise diminishing the expected economic value to WHX of the acquisition of the Company, or the Company not postponing the Annual Meeting beyond May 31, 1999 or taking any other action that would impede the WHX's ability to nominate one or more directors for election or its ability to make any other proposals to be voted upon by stockholders at such meeting. On the date hereof, each of the Rights Condition, the Supermajority Condition and the Business Combination Condition have not been satisfied.

         WHX recognizes that all of the conditions to the Offer set forth in the preceding paragraph can not be satisfied without the approval of the Board. Even if the WHX Nominee is elected to the Board and the Classified Board Resolution and the Poison Pill Resolution are approved, the conditions to the Offer will not be satisfied without support from two or more of the incumbent members of the Board. WHX believes, however, that stockholder support for the proposals set forth in this Proxy Statement may encourage the Board to maximize stockholder value through the sale of the Company to the highest bidder, whether pursuant to the Offer or otherwise, and/or to take appropriate steps to remove certain anti-takeover mechanisms that were adopted without the approval of the Company's stockholders.

         Since the Company's By-laws do not permit WHX to call a special meeting of stockholders, the proposals set forth in this Proxy Statement can not be submitted to a stockholder vote until the Annual Meeting. The Offer is currently scheduled to expire at 5:00 p.m., New York City time, on February [16], 1999, unless further extended (as such date may be extended, the "Expiration Date"). Accordingly, the Offer may expire prior to the Annual Meeting.
 While WHX currently intends to continue to extend the Expiration Date in an incremental manner until after the Annual Meeting, there is no assurance that it will do so.

         THIS PROXY STATEMENT IS NEITHER A REQUEST FOR THE TENDER OF SHARES NOR AN OFFER WITH RESPECT THERETO. THE OFFER IS BEING MADE ONLY BY MEANS OF THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL.

         WHX is soliciting proxies for the election of the WHX Nominee to the Board of Directors of the Company as a Class I Director, for the adoption of the Classified Board Resolution and for the adoption of the Poison Pill Resolution. WHX is not aware of any other proposals to be brought before the Annual Meeting. However, should other proposals be brought before the Annual Meeting, the persons named as proxies in the enclosed BLUE proxy card will vote on such matters in their discretion.

                                    IMPORTANT

         YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. WHX URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD TODAY TO VOTE FOR ELECTION OF THE WHX NOMINEE, FOR THE APPROVAL OF THE CLASSIFIED BOARD RESOLUTION AND FOR THE APPROVAL OF THE POISON PILL RESOLUTION.

         THE WHX NOMINEE IS COMMITTED, SUBJECT TO HIS FIDUCIARY DUTY TO THE COMPANY'S STOCKHOLDERS, TO GIVING ALL THE COMPANY'S STOCKHOLDERS THE OPPORTUNITY TO RECEIVE THE MAXIMUM VALUE FOR THEIR SHARES. A VOTE FOR THE WHX NOMINEE, APPROVAL OF THE CLASSIFIED BOARD RESOLUTION AND APPROVAL OF THE POISON PILL RESOLUTION WILL ENABLE YOU--AS THE OWNERS OF THE COMPANY--TO SEND A MESSAGE TO THE BOARD THAT YOU ARE COMMITTED TO MAXIMIZING THE VALUE OF YOUR SHARES AND THAT THE CLASSIFIED BOARD STRUCTURE AND RIGHTS AGREEMENT SHOULD BE ELIMINATED.

         IF YOUR SHARES ARE REGISTERED IN YOUR OWN NAME, PLEASE SIGN AND DATE THE ENCLOSED BLUE PROXY CARD AND RETURN IT TO WHX, C/O INNISFREE M&A INCORPORATED IN THE ENCLOSED ENVELOPE TODAY. IF ANY OF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY IT CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE ON YOUR BEHALF THE BLUE PROXY CARD. WHX URGES YOU TO CONFIRM YOUR INSTRUCTIONS IN WRITING TO THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND TO PROVIDE A COPY OF SUCH INSTRUCTIONS TO WHX, C/O INNISFREE M&A INCORPORATED, WHO IS ASSISTING IN THIS SOLICITATION, AT THE ADDRESS AND TELEPHONE NUMBERS SET FORTH BELOW AND ON THE BACK COVER OF THIS PROXY STATEMENT, SO THAT WHX MAY BE AWARE OF ALL INSTRUCTIONS AND CAN ATTEMPT TO ENSURE THAT SUCH INSTRUCTIONS ARE FOLLOWED.

         If you have any questions regarding your proxy, or need assistance in voting your Shares, please call:

                           Innisfree M&A Incorporated
                         501 Madison Avenue, 20th Floor
                            New York, New York 10022

                         Call toll-free: (888) 750-5834
                Bankers and Brokers Call Collect: (212) 750-5833

                  PROPOSAL ONE-- ELECTION OF CLASS I DIRECTORS

WHY YOU SHOULD VOTE FOR THE WHX NOMINEE

         WHX believes that the election of the WHX Nominee represents the best means for the Company's stockholders to maximize the value of their Shares. As one of the largest stockholders of the Company, WHX has a vested interest in the maximization of the value of the Shares.

         WHX is committed to the prompt sale or restructuring of the Company and to giving all of the Company's stockholders an opportunity to receive maximum value for their Shares. If elected, the WHX Nominee is expected to take all actions, subject to his fiduciary duties to the Company's stockholders, to maximize stockholder value, either through the sale of the Company to the highest bidder and on the most favorable terms available to the Company or, alternatively, through a restructuring or recapitalization designed to accomplish these objectives. Although WHX currently believes the Offer and the Proposed Merger provide the best chance for the stockholders to receive the maximum value for their Shares, we support the prompt sale of the Company to the highest bidder, whether in cash or some other form of consideration, or any other transaction or series of transactions that will serve to accomplish this goal. Neither WHX (nor to its knowledge, any other person on WHX's behalf) has made or undertaken any analyses or reports as to whether stockholder value will be maximized as a result of this solicitation or obtained reports from consultants or other outside parties as to whether the proposals presented herein would have an effect on stockholder value. There can be no assurance that stockholder value will be maximized as a result of this solicitation, the election of the WHX Nominee or the other proposals presented herein.

         WHX's Offer of $10.50 per Share represented a premium of approximately 25% over the $8.38 reported closing sales price of the Company's Shares on the NYSE Composite Tape on the last trading day prior to WHX's announcement of the Offer. In addition, on the day prior to WHX's initial public disclosure of its investment in the Company, the closing sales price was $7.38 per Share. The following table sets forth, for the quarters indicated, the high and low sales prices per Share on the NYSE as reported in the Company's Annual Report on Form 10-K for the year ended October 31, 1997 for periods in 1996 and 1997 and as reported by published financial sources with respect to periods in 1998, which were changed to correspond with the change in the Company's fiscal year from October 31 to December 31. On February 10, 1999, the reported closing sales price of the Shares on the NYSE Composite Tape was $10.63 per Share:


                                                          HIGH          LOW
QUARTER ENDED:
   January 31, 1996...............................      $22 3/4       $16 1/2
   April 30, 1996.................................       25            18 3/8
   July 31, 1996..................................       20 5/8        16
   October 31, 1996...............................       20 1/8        16 1/8
QUARTER ENDED:
   January 31, 1997...............................      $22 1/2       $16 1/8
   April 30, 1997.................................       19 1/4        16 7/8
   July 31, 1997..................................       20 3/4        16 3/4
   October 31, 1997...............................       21 5/8        15 11/16

TWO MONTHS ENDED

   December 31, 1997..............................      $18 9/16       $16 1/16

                                                          HIGH          LOW
QUARTER ENDED:
   March 31, 1998.................................      $17 3/8        $14 9/16
   June 30, 1998..................................       18 5/8         13 3/4
   September 30, 1998.............................       15 3/8          5 9/16
   December 31, 1998 .............................       10 11/16       10 1/8

         If elected, the WHX Nominee will constitute a minority of the current five members of the Board. Under the Company's Certificate of Incorporation and Bylaws, a majority of the whole Board constitutes a quorum, and Board action may be taken by a vote of a majority of the directors when a quorum is present. Accordingly, the WHX Nominee would not be able, without the support of at least two other Board members, to influence any Board action.

         Nonetheless, if elected, the WHX Nominee will, subject to his fiduciary duties, seek to convince other members of the Board to vote with him to arrange a prompt sale of the Company to the highest bidder, or another transaction or series of transactions that will serve to maximize stockholder value. The WHX Nominee would expect that bids would be evaluated based on, among other things, the value of the consideration offered, the ability of the bidder to finance the bid, the quality of any non-cash consideration offered (including the financial condition of any bidder offering non-cash consideration), and the timing and likelihood of consummation of the proposed transaction in light of any required financing or regulatory approvals.

         To date, the incumbent Board has resisted the attempts by WHX to acquire the Company and has not disclosed any alternative proposals. Moreover, the incumbent Board has resisted the opportunity to meet with WHX to discuss either the Offer or any alternative proposals which the Board might be considering. If no viable bids in excess of the price offered by WHX pursuant to the Offer are received, the WHX Nominee would also seek to convince other members of the Board to vote with him to take all steps necessary to permit the Offer and the Proposed Merger to proceed as promptly as practicable. However, as mentioned above, the WHX Nominee will fill only one of the five seats on the Board and there can be no assurance that the Board will seek to sell the Company to WHX, even if the WHX Nominee is elected.

THE WHX NOMINEE

         WHX is proposing that the stockholders of the Company elect the WHX Nominee to the Board at the Annual Meeting. Mr. Ronald LaBow (the "WHX Initial Nominee") will be nominated to be elected to succeed Samuel B. Casey, Jr., who is the current Class I Director (or any Director named to fill any vacancy created by the death, retirement, resignation or removal of such Director) of the Company. Mr. Marvin L. Olshan (the "WHX Conditional Nominee") will be nominated to be elected (i) in the event that the Company purports to increase the number of directorships pursuant to Article IX of the Certificate of Incorporation of the Company to six, and/or (ii) in the event that the WHX Initial Nominee is unable for any reason to serve as a Director. Additional nominations made pursuant to the preceding clause (i) are without prejudice to the position of WHX that any attempt to increase the size of the Board constitutes an unlawful manipulation of the Company's corporate machinery to disenfranchise the Company's stockholders. If required, WHX intends to distribute to the stockholders of the Company supplemental materials in the event that the Board takes action after the date of this Proxy Statement to increase the number of Directors of the Company.

         The following table sets forth the name, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of the WHX Initial Nominee and the WHX Conditional Nominee. This information has been furnished to WHX by the WHX Initial Nominee and the WHX Conditional Nominee. Where no date is given for the commencement of the indicated office or position, such office or position was assumed prior to January 1, 1994. Each person listed below is a citizen of the United States.



                                                           Principal Occupation and Business Experience During
Name, Principal Business Address and Age                   the Last Five Years; Current Directorships
---------------------------------------------------------- ---------------------------------------------------------
Ronald LaBow (64)                                          Chairman of the Board of WHX. President of Stonehill
110 East 59th Street                                       Investment Corp. since February 1990.  Director of
New York, NY 10022                                         Regency Equities Corp., a real estate company.

Marvin L. Olshan (70)                                      Director and, since 1991, Secretary of WHX.  Partner,
Olshan Grundman Frome Rosenzweig & Wolosky                 Olshan Grundman Frome Rosenzweig & Wolosky
LLP                                                        LLP, since 1956.
505 Park Avenue
New York, NY 10022

         Neither the WHX Initial Nominee nor the WHX Conditional Nominee will receive any compensation from WHX for his services as a Director of the Company. WHX has agreed to indemnify the WHX Initial Nominee and the WHX Conditional Nominee against any costs, expenses and other liabilities associated with his nomination and the election contest. The WHX Initial Nominee and the WHX Conditional Nominee have executed written consents agreeing to be a nominee for election of Director of the Company and to serve as a Director if so elected. Neither the WHX Initial Nominee nor the WHX Conditional Nominee have been convicted in any criminal proceedings (excluding traffic violations or similar misdemeanors) over the past ten years.

         According to the Company's public filings, if elected as a Director, the WHX Initial Nominee and/or the WHX Conditional Nominee would receive an annual retainer of $20,000 for Board membership, $2,500 for each committee membership, $1,000 for service as the chairman of a committee, and $1,000 for each day on which one or more meetings of the Board or any committee thereof was attended. A fee of $350 is paid for Board or committee meetings attended by telephone. In addition, each non-employee director may be paid a fee of $1,000 for each day on which he is engaged in company business, other than attendance at meetings of the Board or any committee thereof, at the request of the Chairman of the Board.

         Neither the WHX Initial Nominee nor the WHX Conditional Nominee is adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

         WHX does not expect that the WHX Initial Nominee will be unable to stand for election, but, in the event that such person is unable to do so, the Shares represented by the enclosed BLUE proxy card will be voted for the WHX Conditional Nominee. In addition, WHX reserves the right to nominate substitute or additional persons if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the WHX Nominee. In any such case, Shares represented by the enclosed BLUE proxy card will be voted for such substitute or additional nominees.

         YOU ARE URGED TO VOTE FOR THE ELECTION OF THE WHX NOMINEE ON THE ENCLOSED BLUE PROXY CARD.

                  PROPOSAL II- THE CLASSIFIED BOARD RESOLUTION

WHY YOU SHOULD VOTE FOR THE CLASSIFIED BOARD RESOLUTION

         The Classified Board Resolution seeks to persuade the incumbent Board to take all appropriate actions to seek to declassify the Board so that all Directors will stand for election annually, unless the classification of the Board is approved by the affirmative vote of a majority of the Company's stockholders. In 1995, the Company became a public company through a spin-off of certain businesses by Dresser Industries. The corporate and board structure of the Company was decided solely by Dresser Industries prior to the spin-off. As part of the spin-off, the public stockholders of the Company were not afforded the opportunity to vote on the provisions in the Company's charter , including its classified board. Although there are certain protections which a classified board structure provides to stockholders, WHX believes that, given the potential adverse consequences to stockholders, the classification of the Board should be eliminated unless such measure is approved by the Company's stockholders.

         A classified board structure may offer the added protection of stability and continuity in the management of the Company. In addition, it may strengthen the ability of the Board to negotiate with hostile bidders to ensure that the highest premium available be paid to stockholders. Thus, in the event that the Company's classified board structure was to be eliminated, WHX believes that the Company would be more susceptible to a successful unsolicited offer should the stockholders of the Company desire to tender their shares in response to such unsolicited offer. It is WHX's opinion that the disclosure and substantive requirements of the Williams Act (e.g., Sections 13(d), 14(d) and 14(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), the supermajority voting requirements relating to certain business combinations that are contained in Article VI of the Company's Certificate of Incorporation and Delaware's anti-takeover law (Section 203 of the Delaware General Corporation Law) provide the stockholders of the Company adequate protection against unfair or coercive offers. WHX believes that since eliminating the classified board structure could provide the Company's stockholders a greater opportunity to maximize the return on their investment in the Company, this measure should not be utilized unless it is approved by stockholders.

         If the classified board were eliminated, the Company's stockholders would have the ability to hold all of the directors accountable on an annual basis. WHX believes that since the Company's current stockholders did not approve the adoption of the classified board structure, the performance of the entire Board should be reviewed by stockholders each year and members of the Board should not be protected from removal at such annual meeting.

         In this regard, WHX proposes that the stockholders of the Company adopt the following resolution:

                  "RESOLVED, that unless the classification of the Board of Directors is approved by an affirmative vote of a majority of the stockholders at a meeting of stockholders to be called by the Board for such purpose, the stockholders of Global Industrial Technologies, Inc. (the "Company") hereby request that the Company's Board of Directors promptly take all appropriate steps to seek to amend its Certificate of Incorporation to eliminate the classification of the Board of Directors and to require that all Directors stand for election annually, all in a manner permitted by applicable law."

         This resolution is precatory and non-binding on the Board, even if approved by stockholders. While not binding on the Board, WHX believes that the adoption of the Classified Board Resolution would send a clear message that annual accountability of all members of the Board is a justified concern of stockholders, which should not be altered without specific approval by stockholders. In order to implement this proposal, first, the Board must pass a resolution to amend the Certificate of Incorporation. Then this matter would need be submitted to stockholders for adoption as binding at a duly called annual or special meeting of stockholders.

         YOU ARE URGED TO VOTE FOR THE APPROVAL OF THE CLASSIFIED BOARD RESOLUTION ON THE ENCLOSED BLUE PROXY CARD.


                    PROPOSAL III- THE POISON PILL RESOLUTION

WHY YOU SHOULD VOTE FOR THE POISON PILL RESOLUTION

         The Poison Pill Resolution seeks to eliminate the Rights Plan currently in place at the Company. On October 20, 1995, the Board, without seeking stockholder approval, executed the Rights Agreement. One Right was distributed with respect to each outstanding Share to stockholders of record on November 1, 1995.

         At any time prior to the date of distribution of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right to which the holders of Rights will be entitled will be the right to receive the Redemption Price. The Rights will expire at the close of business on July 28, 2002 unless earlier redeemed by the Company, at which time the Company may choose to extend the current Rights Plan or otherwise execute a new rights plan, in either case, without the consent of stockholders. References to the Rights Agreement contained herein are qualified in their entirety by reference to the Form 8-B of the Company filed with the Commission on October 31, 1995, as amended on Forms 8-A on March 12, 1998, September 21, 1998 and October 5, 1998 and the text of the Rights Agreement, as amended, filed as exhibits thereto.

         The Rights Agreement (commonly referred to as a "poison pill") is an anti-takeover device which effectively prevents a change in control of the Company, including a sale, without the approval of the Board. Triggering the poison pill affects the bidder by causing substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board.

         The elimination of the Rights Plan would give the Company's stockholders an improved ability to determine for themselves how to respond to any offer, solicited or unsolicited, that might be made, including pursuant to the WHX Offer to Purchase. While the Rights Plan may discourage coercive offers or may enable the Board to seek an alternative offer for stockholders, WHX believes that it is equally true that such a plan could be used to block an offer which stockholders would find attractive or that it might be used for an undesirable purpose, such as the entrenchment of the Board or management of the Company. It is WHX's opinion that the disclosure and substantive requirements of the Williams Act (e.g., Sections 13(d), 14(d) and 14(e) of the Exchange Act), the supermajority voting requirements relating to certain business combinations that are contained in Article VI on the Company's Certificate of Incorporation and Delaware's anti-takeover law (Section 203 of the Delaware General Corporation Law, Delaware's Business Combination Statute) provide the stockholders of the Company adequate protection against unfair or coercive offers.

         In this regard, WHX proposes that the stockholders of the Company adopt the following resolution:

                  "RESOLVED, that the stockholders of Global Industrial Technologies, Inc. (the "Company") hereby request that the Board of Directors of the Company terminate the Rights Agreement dated as of October 31, 1995, as amended on February 16, 1998, September 18, 1998 and October 5, 1998 and redeem the rights distributed thereunder, unless the Rights Agreement is approved by an affirmative vote of a majority of the stockholders at a meeting of stockholders to be called by the Board for such purpose, and that this policy of stockholder approval apply to all "rights plans" considered at any time by the Board."

         This resolution is precatory and non-binding on the Board, even if approved by stockholders. While not binding on the Board, WHX believes that the adoption of the Poison Pill Resolution would send a clear message to the

Board that stockholders oppose the Board's unilateral adoption of the Rights Agreement. In order to implement this proposal, first, the Board must pass a resolution to amend the Rights Agreement so as to provide that it must be terminated unless approved by the Company's stockholders. Then this matter would need to be submitted to stockholders for adoption at a duly called annual or special meeting of stockholders.

         YOU ARE URGED TO VOTE FOR THE APPROVAL OF THE POISON PILL RESOLUTION ON THE ENCLOSED BLUE PROXY CARD.

                           VOTING AND PROXY PROCEDURES

         Under the Section 213 of the Delaware General Corporation Law, if the Board does not establish the Record Date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Record Date will be at the close of business on the day next preceding the day on which notice of the meeting is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. In any case, only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Each Share is entitled to one vote. Stockholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date. Based on publicly available information, WHX believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting are the Shares. According to publicly available information as of November 13, 1998, there were 22,039,455 Shares issued and outstanding.

         Shares represented by properly executed BLUE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the WHX Nominee to Class I of the Board, FOR the Classified Board Resolution, FOR the Poison Pill Resolution and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting. Election of the WHX Nominee requires the affirmative vote of a plurality of the Shares represented and entitled to vote at the Annual Meeting. Approval of the Classified Board Resolution and approval of the Poison Pill Resolution each requires the affirmative vote of a majority of the Shares represented and entitled to vote at the Annual Meeting. Shares for which proxies are marked "abstain" will be treated as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers only on some of the proposals will nevertheless be treated as present for purposes of determining the presence of a quorum on all matters but will not be entitled to vote on any proposal which the broker does not have discretionary voting power and has not received instructions from the beneficial owner ("broker non-votes"). Directors are elected by a plurality and the nominee who receives the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. Because the Classified Board Resolution and the Poison Pill Resolution are precatory, such resolutions must receive the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote to be approved. Abstentions will have the effect of votes against the Classified Board Resolution and the Poison Pill Resolution, while broker non-votes will not affect the outcome of such resolutions.

         The Classified Board Resolution and the Poison Pill Resolution each constitute a non-binding recommendation by the Company's stockholders to the Board; each is merely advisory. Thus, even if stockholders adopt such resolutions, the Board would not be required to take the recommended actions, and there can be no assurance that the Board will consider the Classified Board Resolution or the Poison Pill Resolution if such resolutions are adopted.

         Stockholders of the Company may revoke their proxies at any time prior to its exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to WHX in care of Innisfree M&A Incorporated at the address set forth on the back cover of this Proxy Statement or to the Company at 2121 San Jacinto Street, Suite 2500, Dallas, Texas 75201 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, WHX requests that either the original or photostatic copies of all revocations be mailed to WHX in care of Innisfree M&A Incorporated at the address set forth on the back cover of this Proxy Statement so that WHX will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.

         IF YOU WISH TO VOTE FOR THE ELECTION OF THE WHX NOMINEE TO CLASS I OF THE BOARD, FOR THE CLASSIFIED BOARD RESOLUTION AND FOR THE POISON PILL RESOLUTION, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.


                          BACKGROUND AND RECENT EVENTS

         On December 17, 1998, WHX commenced a tender offer, as set forth in the Offer to Purchase dated December 17, 1998 (the "Offer to Purchase") and the Tender Offer Statement on Schedule 14D-1, filed by WHX with the Commission, of which the Offer to Purchase is an exhibit. The tender offer is for any and all of the outstanding shares of common stock of the Company, including the Preferred Stock Purchase Rights issued pursuant to the Rights Agreement , at a price of $10.50 per Share (including the associated Right), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related letter of transmittal (the "Letter of Transmittal") (which, as amended from time to time, together constitute the "Offer"). The purpose of the Offer is for WHX to acquire control of, and ultimately the entire equity interest in, the Company.

         Under the terms of the Offer, WHX intends to propose, and to seek to have the Company consummate as soon as practicable after consummation of the Offer, a merger or similar business combination (the "Proposed Merger") with WHX or a direct or indirect subsidiary of WHX, pursuant to which each then outstanding Share (other than Shares held by WHX, or any other wholly-owned subsidiary of WHX, Shares held in the treasury of the Company and Shares held by stockholders who properly exercise appraisal rights under Delaware law) would be converted into the right to receive in cash the price per Share paid by WHX pursuant to the Offer and the Company would become a wholly-owned subsidiary of WHX. At any time and from time to time, the period of time during which the Offer is open may be extended for any reason, and because the timing of the Offer and the Proposed Merger is dependent on a variety of factors, the Offer could be extended beyond the current Expiration Date.

                             SOLICITATION OF PROXIES

         The solicitation of proxies pursuant to this Proxy Statement is being made by WHX. Proxies may be solicited by mail, facsimile, telephone, telegraph, in person and by advertisements. Solicitations may be made by certain directors, officers and employees of WHX, none of whom will receive additional compensation for such solicitation.

         WHX has retained Innisfree M&A Incorporated for solicitation and advisory services in connection with this solicitation and the Offer, for which Innisfree M&A Incorporated will receive a fee not to exceed $100,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Innisfree M&A Incorporated will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. WHX has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. WHX will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Innisfree M&A Incorporated will employ approximately 50 persons to solicit the Company's stockholders for the Annual Meeting.

         The entire expense of soliciting proxies is being borne by WHX. WHX does not currently intend to seek reimbursement of the costs of this solicitation from the Company. Costs of this solicitation of proxies (excluding costs relating to the Offer) are currently estimated to be approximately $350,000. WHX estimates that through the date hereof, its expenses in connection with this solicitation (excluding costs relating to the Offer) are approximately $75,000.

                         INFORMATION ABOUT PARTICIPANTS

         WHX is a Delaware corporation with its principal executive offices located at 110 East 59th Street, New York, NY 10022. WHX is a holding company that has been structured to invest in and/or acquire a diverse group of businesses on a decentralized basis, with a corporate staff providing strategic direction and support where appropriate. WHX's primary businesses currently are Handy & Harman, a diversified manufacturing company whose strategic business segments encompass, among others, specialty wire and tubing, and precious metals plating, stamping and fabrication, and Wheeling-Pittsburgh Steel Corporation, a vertically integrated manufacturer of value-added and flat rolled steel products. WHX's other businesses include Unimast Incorporated, a leading manufacturer of steel framing and other products for commercial and residential construction and WHX Entertainment Corp., a co-owner of a racetrack and video lottery facility located in Wheeling, West Virginia.

         WHX is subject to the information and reporting requirements of the Exchange Act and is required to file reports and other information with the Commission relating to its business, financial condition and other matters. These reports, proxy statements and other information should be available for inspection at the public reference facilities of the Commission located in Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or its site on the World Wide Web: http://www.sec.gov, and also should be available for inspection and copying at prescribed rates at the following regional offices of the Commission: Seven World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material may also be obtained by mail, upon payment of the Commission's customary fees, from the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Reports, proxy statements and other information concerning WHX should also be available for inspection at the offices of the New York Stock Exchange, 11 Wall Street, New York, N.Y. 10005.

         As of the date of this Proxy Statement, WHX, together with all of the participants in this solicitation, beneficially owns an aggregate of 2,173,800 Shares, which represents approximately 9.9% of the Shares outstanding (based on information publicly disclosed by the Company). For more detailed information regarding Messrs. LaBow and Olshan, who as nominees for director are deemed to be participants in this proxy solicitation, see "the WHX Nominee". For more detailed information regarding the directors and executive officers of WHX and transactions involving Shares over the past two years by WHX, see Schedule II of this Proxy Statement.

                CERTAIN TRANSACTIONS BETWEEN WHX AND THE COMPANY

         Except as set forth in this Proxy Statement (including the Schedules hereto), none of WHX or any of the other participants in this solicitation, or any of their respective associates: (i) directly or indirectly beneficially owns any Shares or any securities of the Company; (ii) has had any relationship with the Company in any capacity other than as a stockholder, or is or has been a party to any transactions, or series of similar transactions, since January 1, 1996 with respect to any Shares of the Company; or (iii) knows of any transactions since January 1, 1996, currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of them or their respective affiliates had, or will have, a direct or indirect material interest. In addition, other than as set forth herein, there are no contracts, arrangements or understandings entered into by WHX or any other participant in this solicitation or any of their respective associates within the past year with any person with respect to any of the Company's securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

         Except as set forth in this Proxy Statement (including the Schedules hereto), neither WHX nor any of the other participants in this solicitation, or any of their respective associates, has entered into any agreement or understanding with any person with respect to (i) any future employment by the Company or its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party. However, in connection with the Offer, WHX has reviewed, and will continue to review, on the basis of publicly available information, various possible business strategies that they might consider in the event that WHX acquires control of the Company. In addition, if and to the extent that WHX acquires control of the Company or otherwise obtains access to the books and records of the Company, WHX intends to conduct a detailed review of the Company and its assets, financial projections, corporate structure, dividend policy, capitalization, operations, properties, policies, management and personnel and consider and determine what, if any, changes would be desirable in light of the circumstances which then exist.

                    OTHER MATTERS AND ADDITIONAL INFORMATION

         WHX is unaware of any other matters to be considered at the Annual Meeting. However, WHX has notified the Company of its intention to bring before the Annual Meeting such proposals as it believes to be appropriate. Should other proposals be brought before the Annual Meeting, the persons named as proxies on the enclosed BLUE proxy card will vote on such matters in their discretion.

         Schedule III of this Proxy Statement sets forth certain information, as made available in public documents, regarding Shares held by the Company's management. The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information. To date, WHX has not had access to the books and records of the Company.

         Stockholders will have no appraisal or similar rights of dissenters with respect to the proposals to adopt the Classified Board Resolution or the Poison Pill Resolution.

                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

          The Company's Definitive Proxy Statement on Schedule 14A dated February 3, 1998 set September 30, 1998 as the deadline by which proposals of the Company's stockholders that are intended to be presented by such stockholders at the Annual Meeting were to be received by the Company in order to be considered for inclusion in the proxy statement and form of proxy relating to the Annual Meeting. However, in the event that the Annual Meeting is held more than 30 days after March 18, 1999, the deadline is required to be extended until a reasonable time before the Company begins to print and mail its proxy materials. WHX expects that in the event that the Annual Meeting is not held on or before April 16, 1999, a new deadline for stockholder proposals will be included in one of the Company's periodic reports.

                                   WHX CORPORATION

                                   February 11, 1999

                                   SCHEDULE I

                 INFORMATION CONCERNING DIRECTORS AND EXECUTIVE
                                 OFFICERS OF WHX

         Directors and Executive Officers of WHX. The following table sets forth the name, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of certain directors, officers and employees of WHX. Unless otherwise indicated, the principal business address of each executive officer of WHX is 110 East 59th Street, New York, NY 10022 and each occupation set forth opposite an individual's name refers to employment with WHX. Where no date is given for the commencement of the indicated office or position, such office or position was assumed prior to February 11, 1994. Each person listed below is a citizen of the United States.


                                                  PRINCIPAL OCCUPATION OR
NAME AND PRINCIPAL                            EMPLOYMENT; MATERIAL POSITIONS
 BUSINESS ADDRESS                            HELD DURING THE PAST FIVE YEARS
--------------------------------------       -----------------------------------
Neil D. Arnold........................       Director.  Group Finance Director
  Varity Corporation                         since December 1996 and Executive
  672 Delaware Avenue                        Vice President, Corporate Develop-
  Buffalo, NY 14209                          ment from September 1996 through
                                             December 1996 of Lucas Varity PLC,
                                             Senior  Vice  President  and  Chief
                                             Financial  Officer  from  July 1990
                                             through  September  1996 of  Varity
                                             Corporation.   Lucas   Varity   PLC
                                             designs,  manufactures and supplies
                                             advanced     technology    systems,
                                             products   and   services   in  the
                                             world's  automotive,  diesel engine
                                             and aerospace industries.

James G. Bradley......................       Executive Vice President. Executive
                                             Vice President of WHX and President
                                             and Chief Executive Officer of WPSC
                                             since  April  1998.  President  and
                                             Chief  Operating  Officer of Koppel
                                             Steel Company from November 1997 to
                                             March 1998.  Vice  President of WHX
                                             from October 1995 to October  1997.
                                             Executive      Vice      President-
                                             Operations  of  WPSC  from  October
                                             1995   to   October   1997.    Vice
                                             President-Operations             of
                                             International   Mill  Service  from
                                             1992   to   October   1995.    Vice
                                             President- Operations/Plant Manager
                                             of USS/Kobe Steel Company from 1990
                                             to 1992.

Paul W. Bucha.........................       Director.  Chairman of the Board of
                                             Wheeling-      Pittsburgh     Steel
                                             Corporation  ("WPSC")  since  April
                                             1998.  President,  Paul W.  Bucha &
                                             Company,   Inc.,  an  international
                                             marketing consulting firm from 1979
                                             to  April  1998.  President,  BLHJ,
                                             Inc., an  international  consulting
                                             firm, from July 1991 to April 1998.
                                             President,  Congressional  Medal of
                                             Honor   Society   of  U.S.,   since
                                             September 1995.

                                               PRINCIPAL OCCUPATION OR
NAME AND PRINCIPAL                           EMPLOYMENT; MATERIAL POSITIONS
 BUSINESS ADDRESS                            HELD DURING THE PAST FIVE YEARS
--------------------------------------       -----------------------------------
Robert A. Davidow.....................       Director  and Vice  Chairman of the
  11601 Wilshire Boulevard                   Board.   Private   investor   since
  Suite 1940                                 January 1990. Mr. Davidow is also a
  Los Angeles, CA 90025                      director of Arden  Group,  Inc.,  a
                                             supermarket holding company.

William Goldsmith.....................       Director.  Management and Marketing
  Fiber Fuel International, Inc.             Consultant since 1984.  Chairman of
  221 Executive Circle                       the Board of TMP, Inc. from January
  Suite II                                   1991 to 1993.  Chairman of Overspin
  Savannah, GA 31406                         Golf since  1993.  Chief  Executive
                                             Officer  of   Overspin   Golf  from
                                             January 1994 through  October 1994.
                                             Chairman  of the  Board  and  Chief
                                             Executive  Officer  of  Fiber  Fuel
                                             International,  Inc.,  from 1994 to
                                             1997.   Life  Trustee  to  Carnegie
                                             Mellon University since 1980.


Ronald LaBow..........................       Chairman  of the Board.  President,
                                             Stonehill  Investment  Corp.  since
                                             February  1990. Mr. LaBow is also a
                                             director of Regency Equities Corp.,
                                             a real estate company.

Robert D. LeBlanc.....................       Executive Vice President. Executive
                                             Vice  President  of WHX since April
                                             1998. President and Chief Executive
                                             Officer  of  Handy &  Harman  since
                                             April  1998.  (Handy &  Harman  was
                                             acquired  by  WHX in  April  1998).
                                             President   and   Chief   Operating
                                             Officer of Handy & Harman from July
                                             1997 to April 1998.  Executive Vice
                                             President  of Handy &  Harman  from
                                             November   1996   to   July   1997.
                                             Executive  Vice  President  of  Elf
                                             Atochem North  America,  Inc. ("Elf
                                             Atochem")   from  January  1994  to
                                             November 1996.  Group  President of
                                             Elf Atochem from  February  1990 to
                                             January 1994.

Howard Mileaf.........................       Vice President -- General  Counsel.
                                             Vice  President -- General  Counsel
                                             of  WHX  since  April  1998;   Vice
                                             President -- Special Counsel of WHX
                                             from  April  1993  to  April  1998.
                                             Special   Counsel   to  WHX,   from
                                             February  1992 to April 1993.  Vice
                                             President   and  General   Counsel,
                                             Keene Corporation, from August 1981
                                             to August 1991. Trustee/Director of
                                             Neuberger  & Berman  Equity  Mutual
                                             Funds, since 1984.

                                               PRINCIPAL OCCUPATION OR
NAME AND PRINCIPAL                           EMPLOYMENT; MATERIAL POSITIONS
 BUSINESS ADDRESS                            HELD DURING THE PAST FIVE YEARS
--------------------------------------       -----------------------------------
Paul J. Mooney........................       Vice   President.   Executive  Vice
                                             President  of WPC  and  WPSC  since
                                             November 1997. National Director of
                                             Cross Border  Filing  Services with
                                             the  Accounting,  Auditing  and SEC
                                             Services    department   of   Price
                                             Waterhouse  LLP from  July  1996 to
                                             November   1997.   Accounting   and
                                             Business      Advisory     Services
                                             Department--Pittsburgh  Site Leader
                                             of Price  Waterhouse  LLP from 1988
                                             until November 1997. Client Service
                                             and  Engagement  Partner  of  Price
                                             Waterhouse   LLP  from  1985  until
                                             November 1997.

Arnold Nance..........................       Vice  President  --  Finance.  Vice
                                             President  -- Finance  since  April
                                             1998. Vice President of Development
                                             and  Planning  of  Handy  &  Harman
                                             since May 1998.  Special  Assistant
                                             to the  Chairman  of the  Board  of
                                             Directors since November 1995. Vice
                                             President of  Wheeling-  Pittsburgh
                                             Radio Corporation from July 1993 to
                                             November  1995.  Vice President and
                                             Chief   Financial   Officer  of  SH
                                             Holdings,   Inc.   from   May  1991
                                             through July 1993.

Marvin L. Olshan......................       Director and, since 1991, Secretary
  Olshan Grundman Frome                      of WHX.  Partner, Olshan Grundman
    Rosenzweig & Wolosky LLP                 Frome Rosenzweig & Wolosky LLP,
  505 Park Avenue                            since 1956.
  New York, NY 10022

Stewart E. Tabin......................       Assistant      Treasurer.      Vice
                                             President,   Stonehill   Investment
                                             Corp.

Neale X. Trangucci....................       Assistant      Treasurer.      Vice
                                             President,   Stonehill   Investment
                                             Corp.

Raymond S. Troubh.....................       Director.  Financial Consultant for
  10 Rockefeller Plaza                       in excess of past five  years.  Mr.
  Suite 712                                  Troubh is also a director  of ARIAD
  New York, NY 10021                         Pharmaceuticals,    Inc.,   Becton,
                                             Dickinson  and  Company,  a medical
                                             instrumentation    and    equipment
                                             company, Diamond Offshore Drilling,
                                             Inc.,  Foundation  Health  Systems,
                                             Inc.,  General  American  Investors
                                             Company,   Olsten  Corporation,   a
                                             temporary   help  company,   Petrie
                                             Stores Corporation, a retail chain,
                                             Starwood  Hotels  &  Resorts,  Time
                                             Warner Inc.  and Triarc  Companies,
                                             Inc., restaurants and soft drinks.

                                   SCHEDULE II

                  TRANSACTIONS IN THE SECURITIES OF THE COMPANY

         The following table sets forth all of the transactions in Shares by WHX. Unless otherwise indicated, all such transactions took place on the NYSE.


   Shares of Common Stock         Purchase Price Per Share    Date of Purchase
-----------------------------    -------------------------    ------------------
             300,000                      $6.083              September 15, 1998
             317,500                      $6.721              September 16, 1998
             403,000                      $6.813              September 25, 1998
             640,000                      $7.000              September 28, 1998
              63,300                      $7.052              September 29,1998
             440,000                      $7.119               October 1, 1998
              10,000                      $7.356               October 2, 1998

                                  SCHEDULE III

                      SHARE OWNERSHIP OF CERTAIN BENEFICIAL
                      OWNERS AND MANAGEMENT OF THE COMPANY

         Set forth below is information regarding the Shares owned by certain beneficial owners, directors, nominees and executive officers of the Company. The following table shows the beneficial ownership of persons known to the Company to be the beneficial owners of more than five percent of the outstanding Shares.


Name and Address of Beneficial Owner           Number of Shares of Common Stock Owned           Percent of Class
----------------------------------------------------------------------------------------------------------------
Prudential Insurance Company of America        2,491,600(1)                                     11.27%
19 Prudential Plaza
Newark, New Jersey 07102
WHX Corporation                                2,173,800                                        9.9%
110 East 59th Street
New York, NY 10022
Pioneering Management Corporation              1,987,900(2)                                     9.01%
60 State Street
Boston, Massachusetts 02109
Neuberger & Berman                             1,279,720(3)                                     5.79%
605 Third Avenue
New York, NY 10158

(1) Based upon a Form 13F filed with the Commission on or about September 30, 1997.
(2) Based upon an amendment dated January 5, 1998 to a Schedule 13G filed with the Securities and Exchange Commission.
(3) Based upon a Form 13F filed with the Commission on or about September 30, 1997.

         The following table states the number of Shares owned by each current director and by all directors and officers as a group as of December 31, 1997. No director or officer beneficially owned more than 1% of the Shares outstanding on such date. The number of Shares beneficially owned by all directors and officers as a group represented 2.8% of the Shares that would then have been outstanding if all options exercisable by such persons before March 1, 1998 had been exercised. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.


Names                              Shares Owned (1)           Stock Units (2)
--------------------------------------------------------------------------------
J.L. Jackson                       249,742                       58,963
Richard W. Vieser                  51,633                        0
Rawles Fulgham                     22,000                        0
David H. Blake                     17,000                        0
Samuel B. Casey, Jr.               16,669                        0
Juan M. Bravo                      43,732                        8,569
Graham L. Adelman                  51,778                        9,433
Thomas R. Hurst                    59,329                       20,613
Gary G. Garrison                   61,315                        8.053

George W.  Pasley                       20,500                 1,863
All Directors and officers a group      614,296              108,032

(1) Includes the following Shares subject to options and related restricted incentive stock awards granted to persons included in the table under various incentive compensation plans of the Company which are exercisable on or within sixty days after January 1, 1998; 239,550 shares for Mr. Jackson; 39,000 shares for Mr. Bravo; 22,900 shares for Mr. Adelman; 59,100 shares for Mr. Hurst; 58,100 shares for Mr. Garrison; 20,500 shares for Mr. Pasley; 16,000 shares for each of Messrs. Blake, Casey, Fulgham and Vieser; and 522,050 shares for all Directors and officers as a group. Such shares are considered to be beneficially owned under the rules of the Commission and are considered to be outstanding for the purpose of calculating percentage ownership.

(2) Stock Units represent Shares which may be distributable after termination of employment to persons included in the table who have deferred payment of annual incentive compensation pursuant to the Company's Deferred Compensation Plan. Stock Units represent an additional exposure of such persons to changes in the value of Shares which is not reflected in the column "Shares Owned.

         Except with respect to information relating to WHX Corporation, and except as indicated above, the foregoing information has been taken from the Company's Solicitation/Recommendation Statement on Schedule 14D-9 dated December 24, 1998 (the "Company's Schedule 14D-9"). Other information relating to the Company contained in this Proxy Statement has been taken from the Company's
Schedule 14D-9, the Company 1997 10-K and other documents on file with the Commission. Although WHX does not have any information that would indicate that any information contained in this Proxy Statement that has been taken from such documents is inaccurate or incomplete, WHX does not take any responsibility for the accuracy or completeness of such information.

                                    IMPORTANT


         Tell your Board what you think! Your vote is important. No matter how many Shares you own, please give WHX your proxy FOR the election of WHX Nominee, FOR approval of the Classified Board Resolution and FOR approving the Poison Pill Resolution by taking three steps:


         1.       SIGNING the enclosed BLUE proxy card,


         2.        DATING the enclosed BLUE proxy card, and


         3. MAILING the enclosed BLUE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

         If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the BLUE proxy card representing your Shares. WHX urges you to confirm in writing your instructions to WHX in care of at the address provided below so that WHX will be aware of all instructions given and can attempt to ensure that such instructions are followed.

         If you have any questions or require any additional information concerning this Proxy Statement, please contact, Innisfree M&A Incorporated at the address set forth below.


                           INNISFREE M&A INCORPORATED
                         501 MADISON AVENUE, 20TH FLOOR
                            NEW YORK, NEW YORK 10022
                          CALL TOLL FREE (888) 750-5834
                                       OR
                 BANKS AND BROKERS CALL (212) 750-5833 (COLLECT)

    GLOBAL INDUSTRIAL TECHNOLOGIES, INC. 1999 ANNUAL MEETING OF STOCKHOLDERS

              THIS PROXY IS SOLICITED ON BEHALF OF WHX CORPORATION

The undersigned appoints Ronald LaBow and Marvin L. Olshan and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Global Industrial Technologies, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the 1999 Annual Meeting of Stockholders of the Company, and including at any adjournments or postponements thereof and at any special meeting called in lieu thereof, as follows:

WHX CORPORATION RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE NAMED BELOW, FOR THE CLASSIFIED BOARD RESOLUTION UNDER ITEM 2 AND FOR THE POISON PILL RESOLUTION UNDER ITEM 3.

         1. ELECTION OF DIRECTORS: To elect the WHX Nominee to the Board of Directors of the Company (the "Board");

                  FOR [ ]                            WITHHOLD AUTHORITY [ ]

         INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominees name in the space provided below.

         I withhold authority to vote for the following nominee(s):

         NOTE: In the event that the Company purports to increase the number of directorships pursuant to Article IX of the Certificate of Incorporation of the Company to six or more, a vote FOR the WHX Nominee shall serve as a vote FOR both the WHX Initial Nominee and the WHX Conditional Nominee. In such event, a vote to WITHHOLD AUTHORITY for the WHX Nominee shall serve as a vote to WITHHOLD AUTHORITY for both the WHX Initial Nominee and the WHX Conditional Nominee.

         2. CLASSIFIED BOARD RESOLUTION PROPOSED BY WHX. To adopt the following resolution:

                  "RESOLVED, that unless the classification of the Board of Directors is approved by an affirmative vote of a majority of the stockholders at a meeting of stockholders to be called by the Board for such purpose, the stockholders of Global Industrial Technologies, Inc. (the "Company") hereby request that the Company's Board of Directors promptly take all appropriate steps to amend its Certificate of Incorporation to eliminate the classification of the Board of Directors and to require that all Directors stand for election annually, all in a manner permitted by applicable law."

                  FOR [ ]            AGAINST [ ]           ABSTAIN [ ]

         3. POISON PILL RESOLUTION PROPOSED BY WHX. To adopt the following resolution:

                  "RESOLVED, that the stockholders of Global Industrial Technologies, Inc. (the "Company") hereby request that the Board of Directors of the Company terminate the Rights Agreement dated as of October 31, 1995, as amended on February 16, 1998, September 18, 1998 and October 5 1998 and redeem the rights distributed thereunder, unless the Rights Agreement is approved by an affirmative vote of a majority of the stockholders at a meeting of stockholders to be called by the Board for such purpose, and that this policy of stockholder approval apply to all "rights plans" considered at any time by the Board."

                  FOR [ ]            AGAINST [ ]           ABSTAIN [ ]


         4. In their discretion with respect to any other matters as may properly come before the Annual Meeting.

         The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this proxy will be voted as directed above. If no direction is indicated with respect to the above proposals, this proxy will be voted FOR the election of the WHX Nominee and FOR the proposals set forth in Items 2 and 3 above and in the manner set forth in Item 4 above.

         This proxy will be valid until the sooner of one year from the date indicated below and the completion of the Annual Meeting.



DATED:  _________________________________,  1999.

 PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

 -------------------------------------------------------
(Signature)

 -------------------------------------------------------
 (Signature, if held jointly)

 -------------------------------------------------------
 (Title)

         WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.


IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                    ENVELOPE!

            IF YOU NEED ASSISTANCE WITH THIS PROXY CARD, PLEASE CALL

                           INNISFREE M&A INCORPORATED
                          CALL TOLL FREE (888) 750-5834